Second Quarter Fiscal Year 2004 January 20, 2004

Safe Harbor This presentation may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements are based on a number of assumptions concerning future events and are subject to numerous risks, uncertainties and other factors, many of which are outside the Company's control. The anticipated results described in the forward- looking statements could be materially different from the actual events and results. For a description of these risks, uncertainties and other factors, see the Company's prior filings with the Securities and Exchange Commission, including the most recent Form 10-K. ACS disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future event, or otherwise.

Jeff Rich, CEO Second Quarter Overview

Highlights Strong financial performance Solid new business execution Solving issues Slide #1

Solving Issues Completed Federal Divestiture and commercial IT outsourcing acquisition with Lockheed Martin Won Department of Education renewal Improved performance on Georgia Medicaid contract Reached non-binding agreement in principle Slide #2

Federal Business Divestiture Slide #3 Rationale for Selling Federal business growing low- to mid-single digits Operating margins half of commercial margins Improves balance sheet and financial flexibility Federal properties commanding attractive multiples Retained Federal Education and Healthcare business Financial Terms Divested revenue was $680 million in FY03 Gross proceeds of $658 million, $588 cash at closing $70 million non-compete paid over five years

Purchase of Lockheed Martin's Commercial IT Business Slide #4 Rationale for Purchasing Strong client base Opportunities to cross-sell BPO Additional geographic data centers Financial Terms Purchase price of $107 million (excluding transaction costs) Trailing annual revenue of $240 million

Department of Education Win Slide #5 Largest contract win in ACS history 5-year contract: $1 billion total contract value over five years Additional five 1-year renewal options Expansion of scope from original contract

Georgia Medicaid Update Slide #6 Operational performance has improved significantly and will continue to improve Non-binding settlement agreement in principle reached State agrees to pay outstanding Phase I development and operational invoices, net of agreed-upon billing adjustments State agrees to escrow $11.8 million pending Federal certification of system ACS agrees to pay State $10 million for costs incurred by State related to implementation of Phase I Both parties agree to terminate Phase II of contract Settlement agreement expected to be finalized in February 2004 Georgia paid $22 million of past-due development invoices in the second quarter

Q2 FY04 Overview Strong revenue: $998 million, 10% year-over-year growth Revenue growth, excluding divestitures: 26% Organic revenue growth, excluding divestitures: 18% EPS: $1.80 per share $0.64 excluding certain items Certain items include: Favorable net EPS impact of divestiture and former Federal employee compensation costs: $1.25 per share Unfavorable EPS impact - Georgia: $0.09 per share Operating cash flow: $152 million Operating cash flow less capex: $101 million Operating cash flow less capex and intangibles: $94 million Bookings: $141 million annualized recurring revenue Slide #7

Q2 FY04 Consolidated Financial Highlights ($ in millions) Slide #8 (A) Adjustments include the net impact of the Federal Divestiture, compensation costs associated with former Federal employees, as well as the charge related to the Georgia Medicaid contract.

Quarterly New Business Trends (A) ($ in millions) Slide #9 Q1 FY02 Q2 FY02 Q3 FY02 Q4 FY02 Q1 FY03 Q2 FY03 Q3 FY03 Q4 FY03 Q1 FY04 Q2 FY04 All Other Top Three 128 111 76 117 126 221 155 143 127 141 (A) Adjusted to exclude bookings from divested Federal business. Includes two large contract wins: Motorola NJ EZ Pass

Other Items Slide #10 Texas Medicaid transition going smoothly Patient Accounting Services Center, LLC acquisition Acquired in January 2004 for $94 million plus earnout $68 million of trailing annual revenues Revenue cycle management for healthcare providers Financial terms consistent with historical multiples Acquisition pipeline Very active, focused primarily on BPO properties, and a few IT properties

Mark King, President & COO Operational Overview

2nd Quarter Revenue Review Commercial Federal S&L Reported 40 11 49 Segment Service Line Reported Proforma Commercial Government Reported 44 56 BPO ITO SI Reported 72 18 10 BPO ITO SI Reported 74 21 5 $998 Million Commercial 39% Federal 11% State & Local 49% $956 Million Commercial 44% Government 56% BPO 723 ITO 180 SI 95 $998 Million Commercial 40% Federal 11% State & Local 49% Systems Integration 10% BPO 72% ITO 18% Commercial 43% Government 57% Slide #11 Government 60% Systems Integration 5% BPO 74% ITO 21% (A) Amount is proforma for the Federal Divestiture and includes one additional month of the Commercial outsourcing acquisition, which is estimated to be $20 million. $956 Million (A)

Commercial Segment - Financial Highlights ($ in millions) Slide #12 Strong bookings performance over the last several quarters Internal growth accelerated from 13% in the prior sequential quarter Operating margins stable sequentially Comments:

Government Segment - Historical Revenue ($ in millions) Slide #13 (A) Represents one month of divested Federal government revenues in second quarter of fiscal year 2004.

Government Segment - Financial Highlights ($ in millions) Slide #14 Operating margin improvement of 30 basis points year-over-year Comments: Excludes the impact of the Federal Divestiture, compensation costs associated with former Federal employees, as well as the charge related to the Georgia Medicaid contract. Proforma after divestiture of the Federal government operations. Q2 FY04 also excludes items noted in footnote (A).

New Business Signings (A) ($ in millions) Slide #15

Bookings Trends ($ in millions) Slide #16 Mid-teens bookings as a % of current year revenue generally equates to mid-teens internal growth Renewal rates during first half of FY04 are above Company average Comments:

New Business Pipeline Slide #17 In excess of $1 billion in annualized revenue Excludes opportunities greater than $100 million per year Commercial dominates opportunities HR outsourcing Finance and accounting outsourcing IT outsourcing BPO comprises over two-thirds of pipeline Large State and Local opportunities not in reported pipeline

Warren Edwards, CFO Financial Overview

Q2 FY04 Income Statement ($ in millions, except EPS) Slide #18 Differences in schedule due to rounding.

YTD FY04 Income Statement ($ in millions, except EPS) Slide #19 Differences in schedule due to rounding.

Base Revenue ($ in millions) Slide #20

Other Financial Metrics Slide #21 (A) Adjustments include the net impact of the Federal Divestiture, compensation costs associated with former Federal employees, as well as the charge related to the Georgia Medicaid contract. (A)

Georgia Medicaid A/R Update ($ in millions) Slide #22

Share Repurchase Program Slide #23 September 2, 2003: Announced a share repurchase program of up to $500 million As of December 31, 2003, ACS has repurchased 4.3 million shares for $213.3 million ($49.50 average cost per share)

Cash Flow ($ in millions) Slide #24

Cash Flow Analysis ($ in millions) Slide #25

Cash Flow - Trends (As a % of Revenue) Slide #26 (A) Fiscal year 2001 operating cash flow excludes $50 million in income taxes related to the net gain from the June 2000 divestitures and approximately $10 million of lease termination charges.

Cash Reconciliation ($ in millions) Slide #27

Fiscal Year 2004 Guidance ($ in millions, except EPS amounts) Slide #28 (1) Excludes impact from the Federal Divestiture, as well as the charge related to the Georgia MMIS contract.